Item 77C(a) and (c): Registrant incorporates by reference
Registrant's Proxy Statement dated November 15, 2005
filed November 15, 2005
(Accession No. 0001047469-05-027025).

Item 77(c): Registrant incorporates by reference the
Registrant's Semi-Annual Report as of March 31, 2006
filed on May 26, 2006 (Accession No. 0001209286-06-000148), which details the matters proposed to shareholders and the
shareholders votes cast.